Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR OFFER TO EXCHANGE

[$700,000,000 PRINCIPAL AMOUNT OF ITS 9.75% SENIOR UNSECURED NOTES DUE 2015] [$790,782,000 PRINCIPAL AMOUNT OF ITS 10.125%/10.875% SENIOR PIK TOGGLE UNSECURED NOTES DUE 2015], THE ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING [9.75% SENIOR UNSECURED NOTES DUE 2015] [10.125%/10.875% SENIOR PIK TOGGLE UNSECURED NOTES DUE 2015].

AVAYA INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M.

MIDNIGHT, NEW YORK CITY TIME, AT THE BEGINNING OF                     , 2010 (THE

“EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding [9.75% Senior Unsecured Notes due 2015] [10.125%/10.875% Senior PIK Toggle Unsecured Notes due 2015] (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new [9.75% Senior Unsecured Notes due 2015] [10.125%/10.875% Senior PIK Toggle Unsecured Notes due 2015] (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See “The Exchange Offers—Guaranteed Delivery Procedures” in the Prospectus.

The Exchange Agent is:

THE BANK OF NEW YORK MELLON

By Regular Mail or Overnight Courier: The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Diane Amoroso		By Facsimile (for Eligible Institutions only): (212) 298-1915

By Registered & Certified Mail: The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Diane Amoroso	In Person by Hand Only: The Bank of New York Mellon Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attn: Diane Amoroso	For Information or Confirmation by Telephone: (212) 815-2742

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                     ,              of Avaya Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:

If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent its address set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:
(Zip Code)	(Please type or print)

Area Code and Telephone No.:

Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.